FINANCIAL PUBLIC RELATIONS AGREEMENT
                      ------------------------------------

     THIS FINANCIAL PUBLIC RELATIONS AGREEMENT ("Agreement") is made and entered into this 1st day of January, 2004 (the "Effective Date") by and between Rapidtron, Inc., a Nevada corporation ("Company") and Liolios Group, Inc., a California Corporation ("Consultant").

                                    RECITALS

     Company desires to engage Consultant to perform certain financial public relations services for it, and Consultant desires, subject to the terms and conditions of this Agreement, to perform financial public relations services for Company.

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND UNDERTAKING HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED THE PARTIES AGREE AS FOLLOWS:

1.   ENGAGEMENT OF CONSULTANT
     ------------------------

     Company hereby engages Consultant and Consultant hereby agrees to hold itself available to render, and to render at the request of the Company, independent advisory and consulting services for the Company, upon the terms and conditions hereinafter set forth. Such consulting services shall include the development, implementation and maintenance of an on-going stock market support system that increases broker awareness of the company's activities and stimulates investor interest in the Company. The stock market support system shall include a Shareholder Communication System, and Media Relation Systems, which will be defined and developed by Consultant. It is understood that Consultant's ability to relate information regarding the Company's activities is directly proportionate to and contingent upon information availed by the Company to the Consultant. Although Consultant will pass along information about the Company or its assets to brokers, it undertakes no responsibility to independently corroborate any information. The Company shall include in any documents or materials prepared by or with the help of Consultant that no party may rely on any representations purportedly made by Consultant, or on its involvement with the Company, in making its decision to invest.

2.   TERM
     ----

     The term of this Agreement ("Term") shall begin as of the Effective Date and shall terminate six (6) months thereafter. Following the six (6) month term, the engagement shall continue on a month-to-month basis, unless terminated in accordance with the provisions of this Agreement.


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3.   COMPENSATION
     ------------

     As compensation for the services rendered by the Consultant under this Agreement, Company agrees to pay to Consultant at a rate of $5,000 per month in advance on the first day of each month. This is in addition to reimbursement of reasonable expenses, which may include but not limited to: electronic presentations, press releases, investor conference calls, web-casts, fax broadcasts, road-shows and out-of-pocket travel expenses.

     Further as compensation to the consultant for services rendered pursuit to this agreement, the Company shall issue 50,000 shares of restricted Company common stock subject to specific performance vesting metrics. The 50,000 shares will be issued pro rata over the six (6) months at 8333 shares per month and subject to a 30-day termination clause.

4.   INDEPENDENT CONTRACTOR.
     ----------------------

     It is expressly agreed that the Consultant is acting as an independent contractor in performing its services hereunder. Company shall carry no workmen's compensation insurance or any health or accident insurance to cover Consultant. Company shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits, which might be expected in an employer-employee relationship.

5.   ASSIGNMENT
     ----------

     This Agreement is a personal one being entered into in reliance upon and in consideration of the singular personal skills and qualifications of Consultant. Consultant shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of the Company. Any attempt at assignment to transfer by Consultant of its obligation with out such consent shall be wholly void.

6.   CONFIDENTIAL INFORMATION
     ------------------------

     6.1 The term "Confidential Information" shall mean information designated as Confidential Information by Company. "Confidential Information" may include, but not be limited to, information regarding Company's business, plans, customers, technology, and/or products that is confidential and of substantial value to Company, which value would be impaired if such information were disclosed to third parties. Company's Confidential Information shall also include any and all non-public information, which is related to Company's technology.

     6.2 Notwithstanding the foregoing, Confidential Information shall not include information which (i) is or becomes a part of the public domain through no act or omission of the receiving party; or (ii) was in the receiving


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          party's lawful possession prior to the disclosure and had not been obtained by the receiving party either directly or indirectly from the disclosing party; or (iii) is lawfully disclosed to the receiving party by a third party without restriction on disclosure; or (iv) is independently developed by the receiving party; or (v) is required to be disclosed by law provided that the disclosing party has had seven
          (7) days to respond to the request.

     6.3 Consultant agrees, both during the term of this Agreement and for a period of two years thereafter, to hold Company's Confidential Information in confidence, and agrees not to make such Confidential Information available in any form to any third party, or use such Confidential Information for any other purpose than the implementation of this Agreement. Consultant agrees to take all reasonable steps to ensure that Company's Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement. Termination of the Agreement shall not relieve Consultant of its obligations under this Section 6.

7.   TERMINATION
     -----------

     This Agreement may be terminated by either party for any reason upon thirty-days (30) notice in writing following the three (3) month anniversary. In the event the Agreement is terminated, Consultant shall cease rendering its services to Company as of the effective date of termination, and Company shall pay Consultant for the services performed and approved expenses through the later of the effective date of termination. Any materials created for the Company shall be delivered to Company within ten (10) days of the date of termination.

8.   PUBLIC ANNOUNCEMENTS
     --------------------

     Upon any completed Transaction, Consultant shall have the right to place announcements and advertisements in financial and other newspapers, journals and mailings, at its own expense, describing its services in connection with the Transaction.

9.   INDEMNIFICATION; EXCULPATION
     ----------------------------

     Recognizing that Consultant, in providing the services contemplated hereby, will be acting as representative of and relying on information provided by the Company, the Company agrees to the provision of Schedule I hereto. The Company shall use its best efforts to cause any binding agreements with acquirers or providers of capital or financing to include exculpation and indemnification provisions in favor of Consultant which are equivalent to the foregoing and are binding on such persons. It is specifically understood and agreed that the indemnification provisions of Schedule I shall be binding on the successors and assigns of the parties hereto and of the Indemnified parties, specifically including the continuing entity after any Transaction and any successor thereto whether by


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     subsequent merger, consolidation or transfer of all or a substantial part of the assets or business of the Company or such continuing entity.

10.  GENERAL PROVISIONS
     ------------------

     10.1 Governing Law and Jurisdiction
          This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the Parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

     10.2 Non-Circumvention and Non-Disclosure
          Neither the Company nor its directors, officers, agents attorneys, employees, affiliates, representatives, successors, or assigns (collectively referred to as the "Company") will attempt to consummate a transaction (each, a "Transaction") with any financing sources, or potential acquisition, introduced by the Consultant without first notifying Consultant, and satisfying Consultant's right to a fee of a descending scale-3% up to 1 million, 2% from 1-2 million, 1% 2-3 million, .05% anything above 3 million. This provision will inure during the term of this Agreement and continue for a period of three
          (3) years form the expiration or termination of this Agreement but does not include any party or parties that exist prior to this agreement.

     10.3 Attorney's Fees
          In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorney's fees and expenses incurred in ascertaining such party's rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit. Further, in the event the Company, its officers, and or its directors cause a dispute in which Consultant is involved, the Company agrees to hold Consultant harmless, and provide reasonable attorney fees. Company further agrees to notify Consultant immediately of such event.

     10.4 Complete Agreement
          This Agreement supersedes any and all of the other agreements, either oral or in writing, between the Parties with respect to such subject matter in any manner whatsoever. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any Party, or anyone herein, and that no other Agreement, statement or promise not contained in the Agreement may be changed or amended only by an amendment in writing signed by all of the Parties or their respective successors-in-interest.


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     10.5 Unenforceable Terms
          Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall adhere to such jurisdiction only be ineffective without affecting any other provision if this Agreement. To the full extent, however, that such applicable law may by waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

     10.6 Execution in Counterparts
          This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

     10.7 Further Assurances
          From time to time each Party will execute and deliver such further instruments and will take such other action as any other Party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

     10.8 Incorporation By Reference
          All exhibits referred to in this Agreement are incorporated herein in their entirety by such reference.

     10.9 Miscellaneous Provisions
          The various headings and numbers herein and the grouping of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof. The language in all parts of this Agreement shall in all cases be construed in accordance with its fair meanings as if prepared by a all Parties to the Agreement and not strictly for or against any of the Parties.

11.  NOTICES
     -------

     Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission (provided acknowledgement of receipt thereof is delivered to the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails as follows:


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     If to Consultant, to:
          LIOLIOS GROUP, INC.
          2431 West Coast Hwy, #202
          Newport Beach, CA. 92663

     If to Company, to:
          RAPIDTRON, INC.
          3151 Airway Ave., Building # Q
          Costa Mesa, CA 92626

or such address as any of the above shall have specified by notice hereunder.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first hereinabove written.


RAPIDTRON, INC.


-----------------------------------
Name:   John Creel
Title:  President, CEO


LIOLIOS GROUP, INC.


By:
   --------------------------------
Name:   J. Scott Liolios
Title:  President


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                                    APPENDIX

                             DEFINITION OF KEY TERMS

     "TRANSACTION" shall mean any transaction or series or combination of transactions (except for transactions in the ordinary course of business) whereby, directly or indirectly, debt or equity securities of the Company are issued, all or a substantial part of the business, assets (tangible or intangible) or capital stock of the Company, are transferred or assigned for consideration, including without limitation, a sale or exchange of capital stock or assets, grant of a license, merger or consolidation, tender or exchange offer, leveraged buy-out, capital contribution or other infusion of capital, formation of a partnership, trust, joint venture or joint marketing arrangement, or any similar transaction.

     "TRANSACTION VALUE" shall mean the value of all cash, securities or other property received, directly or indirectly, by the Company, the selling shareholders or any affiliate of the Company, in connection with a Transaction, including the value of any residual interest in the Company which is retained by the shareholders in connection with a financial recapitalization. The value of any such securities (other than a purchase money note) or other property shall be determined as follows: (i) the value of securities that are freely tradable in an established public market will be determined on the basis of the average of the last market closing prices for the ten trading days ending on the third business day prior to receipt thereof; and (ii) the value of securities that are not freely tradable or have no established public market, or property other than securities, shall be the fair market value thereof as mutually agreed upon by the parties to this Agreement or, if such parties cannot agree, by a third party mutually agreed upon by such parties. Notwithstanding the foregoing, if securities with a similar economic interest are purchased by an independent third party or the acquiror in connection with the Transaction, the valuation of the securities received by the selling shareholders or the Company shall be deemed to be the price paid by the independent third party or acquiror. The value of any purchase money notes received by the Company (or selling shareholders or affiliate) shall be deemed to be the face amount of any such note. To the extent any such consideration is contingent upon the future performance of the Company or any of its businesses or assets, the Company and Consultant will negotiate in good faith to agree upon that portion of the Transaction Fee to be paid to Consultant in consideration of such contingent consideration. If Consultant and the Company cannot agree on such a fee, the Transaction Fee(s) payable to Consultant on that portion of the Transaction Value shall be paid on amounts actually received by the Company, its affiliates or the selling shareholders, and shall be payable as such amounts are received. In addition, if the Transaction takes the form of a sale of assets, Transaction Value shall also include (w) the value of any current assets not purchased, minus (x) the value of any current liabilities not assumed. In the case of a Transaction involving a sale of assets and assumption of liabilities, the Transaction Value shall also include the fair market value of any debt (other than trade payables) assumed or to which the assets sold are subject. In the case of a Transaction involving the sale of stock of the Company, the Transaction Value shall include the fair market value of any indebtedness (other than trade payables) and preferred stock of the Company at the time of, or immediately prior to, such sale.


                                    APPENDIX

Transaction Value shall also include (y) the value of any contracts or other property received by the selling shareholders in connection with the Transaction, including without limitation, any (a) non-competition agreements or
(b) consulting agreements or employment agreements which are in excess of reasonable amounts for future services or (z) compensation to other employees, agents or independent contractors for past services or amounts in excess of reasonable compensation for future services. In the event that any real property owned by the Company or affiliates and/or shareholders of the Company is leased or licensed in connection with a Transaction, Transaction Value shall include the present value of any payments under the lease or license where such present value is calculated using a discount rate equal to the U.S. Treasury bond rate for the maturity identical to the term of the lease or license. In the event an escrow fund is required expressly for the purpose of providing future payments to non-shareholder employees from the proceeds of a Transaction to compensate such non-shareholder employees for amended profit sharing compensation arrangements, then Consultant agrees to deduct the actual amount placed into the escrow up to a maximum of $3 million from the Transaction Value for purposes of calculating its Contingent Fee.


                                    APPENDIX
                                     Page 2
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                                   SCHEDULE I
                                   ----------

     This Schedule I is a part of and is incorporated into that certain Financial Public Relations Agreement (together, the "Agreement") dated January 1, 2004, by and between the Company and Consultant. The Company agrees to indemnify and hold harmless Consultant and its affiliates, the respective directors, officers, attorneys, finders and other agents, stockholders and employees of Consultant and its affiliates and each other person, if any, controlling Consultant or any of its affiliates (Consultant and each such person and entity being referred to as an "Indemnified Person"), to the full extent lawful, from and against any losses, claims, damages, expenses or liabilities or actions (including without limitation shareholder actions and actions arising from the use of information contained in any Information Materials or omissions from such materials) related to or arising out of this engagement or Consultant's role in connection herewith, and will pay (or, if paid by an Indemnified Person, reimburse such Indemnified Person) for all fees and expenses (including without limitation counsel fees and charges for the time of Consultant professional employees at their then current hourly rates) incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

     The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which result from any compromise or settlement not approved by the Company or which are determined by a final judgment of a court of competent jurisdiction to have resulted solely from the fraud, willful misconduct or gross negligence of any Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company, which are determined by a final judgment of a court of competent jurisdiction to have resulted solely from the fraud, willful misconduct or gross negligence of the Indemnified Person. The foregoing agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including without limitation any right to contribution.

     The Company's agreement to indemnify Consultant and other Indemnified Persons pursuant to this letter shall not be disclosed publicly or made available to third parties by either party hereto without the other party's prior written consent. If any action or proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against the Company pursuant hereto, or if any Indemnified Person receives notice from any potential litigant of a claim which such person reasonably believes will result in the commencement of any such action, proceeding, or claim, such Indemnified Person shall promptly notify the Company in writing of the commencement of such action or proceeding, or of the existence of any such claim, but the failure so to notify the Company of any such action or proceeding shall not relieve the Company from any other obligation or liability which it may have to any Indemnified Person otherwise than under this Agreement or with respect to any other action or proceeding. In case any such action or proceeding shall be brought against any Indemnified Person with respect to which such Indemnified Person gives notice of its intention to seek indemnification


                                   Schedule I
hereunder, the Company shall be entitled to participate in such action or proceeding and, to the extent that the Company may determine, to assume the defense thereof, with counsel of the Company's choice (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person), or compromise or settle such action or proceeding, at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the Company's election to assume the defense of such action or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (a) the use of counsel chosen by the Company to represent such Indemnified Person would, in the judgment of the Indemnified Person, present such counsel with a conflict of interest; (b) the defendants in, or targets of, any such action or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Person); (c) the Company shall not have employed counsel satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such action or proceeding; or (d) the Company shall authorize such Indemnified Person to employ separate counsel at the Company's expense.

     In order to provide for the just and equitable contribution, if a claim for indemnification hereunder is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then the Company and Consultant shall contribute to the losses, claims, damages, judgments, liability, expenses or costs to which the Indemnified Person may be subject in accordance with the relative benefits received by, and the relative fault of, each in connection with the statements, acts or omissions which resulted in such losses, claims, damages, judgments, liabilities, or costs. The Company agrees that a pro rata allocation would be unfair. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, Consultant shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Consultant for its services to the Company.

     These indemnification provisions shall (i) remain operative and in full force and effect regardless of any termination or completion of the engagement of Consultant; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of any Indemnified Person; and (iii) be in addition to any other rights that any Indemnified Person may have.


                                   Schedule I
                                     Page 2
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